UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2023

CARPARTS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 W. 190th Street, Suite 400, Torrance, CA 90504

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted below, on May 25, 2023, the shareholders of CarParts.com, Inc. (the “Company”) approved the amendment of the CarParts.com, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares.

The Plan is described in more detail in the Company's 2023 Proxy Statement, which was filed with the Securities and Exchange Commission on April 28, 2023.  The Plan is intended to provide employees with an opportunity to purchase shares of the Company's common stock at a discount.  Subject to adjustment as described in the Plan, the maximum number of shares that may be issued under the Plan, as amended, is 750,000 shares.

The foregoing description and the summary contained in the Company's 2023 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 25, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 56,109,263 shares of the Company’s common stock were entitled to vote as of March 28, 2023, the record date for the Annual Meeting. There were 49,227,384 shares present in person or by proxy at the Annual Meeting, at which the Company’s stockholders were asked to vote on five proposals. The proposals are described in more detail in the Company’s definitive proxy statement dated April 28, 2023 for the Annual Meeting. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 - Election of Directors

The stockholders elected two Class II directors to serve a three-year term, until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Nanxi Liu	36,477,811	758,084	11,991,489
Henry Maier	34,009,906	3,225,989	11,991,489

Proposal No. 2 - Ratification of the Selection of Independent Auditors

The stockholders voted to ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2023. The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Votes
47,595,674	1,589,136	42,574	−

Proposal No. 3 - Advisory Resolution Regarding the Compensation of the Company’s Named Executive Officers

The advisory (non-binding) vote regarding the compensation of the Company’s named executive officers was approved. The results of the advisory (non-binding) vote were as follows:

For	Against	Abstaining	Broker Non-Votes
33,967,476	2,974,967	293,452	11,991,489

Proposal No. 4 - Advisory Vote on the Frequency of the Future Advisory Votes Regarding the Compensation of the Company’s Named Executive Officers

The advisory (non-binding) vote on the frequency of the advisory vote regarding the compensation of the Company’s named executive officers was approved. The results of the advisory (non-binding) vote were as follows:

1 Year	2 Years	3 Years	Abstaining
29,173,018	68,298	7,646,234	348,295

Proposal No. 5 – Approval of the Amendment of the Company’s 2021 Employee Stock Purchase Plan

The stockholders voted to approve the amendment of the Company’s 2021 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the Plan by 500,000 shares:

For	Against	Abstaining	Broker Non-Votes
35,728,825	1,455,970	51,100	11,991,489

Board Decision on Frequency of Say-on-Pay

Based on these results, the Board of Directors determined that the Company will conduct future advisory (non-binding) votes regarding the compensation of the Company’s named executive officers annually.

No other matters were presented for stockholder approval at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	CarParts.com, Inc. 2021 Employee Stock Purchase Plan, as amended

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2023	CARPARTS.COM, INC.

	By:	/s/ Ryan Lockwood
	Name:	Ryan Lockwood
	Title:	Chief Financial Officer